                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form 2-3 (No. 333-62597) of Eastman Chemical Company of our report dated February 21, 2003, relating to the consolidated statements and financial statement schedule, appearing on page 70 of this Form 10-K. We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-73808, No. 33-73810, No. 33-73812 and No. 33-77844) of Eastman Chemical
Company of our report dated February 21, 2003 relating to the consolidated financial statements and financial statement schedule, appearing on page 70 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
March 7, 2003



                                      186